IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re:	) )	Chapter 11
W. R. GRACE & CO., et al	) )	Case No. 01-01139 (KJC) Jointly Administered
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Debtors.	)
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EXHIBIT 17 TO EXHIBIT BOOK
PLAN REGISTRATION RIGHTS AGREEMENT
EXHIBIT 17
Attached.

REGISTRATION RIGHTS AGREEMENT
THIS REGISTRATION RIGHTS AGREEMENT (this “Registration Rights Agreement”) is entered into as of February 3, 2014 by and between W. R. Grace & Co., a Delaware corporation (the “Company”), and the WRG Asbestos PI Trust (the “Trust”), a Delaware statutory trust established pursuant to §524(g) of Title 11 of the United States Code in accordance with the Plan of Reorganization (as defined below). Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein and defined in the Plan of Reorganization shall be used herein as therein defined.
R E C I T A L S
Pursuant to the Plan of Reorganization, on the Effective Date the Company will issue to the Trust, upon the terms and subject to the conditions set forth in the Warrant Agreement, Warrants (as defined below) to purchase shares of Common Stock (as defined below).
NOW, THEREFORE, in consideration of the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
AGREEMENT
1.Definitions. Unless the context otherwise requires, the terms defined in this Section 1 shall have the meanings herein specified for all purposes of this Registration Rights Agreement, applicable to both the singular and plural forms of any of the terms herein defined.
“Affiliate” has the meaning given to that term pursuant to Rule 405 promulgated under the Securities Act.
“Business Day” means any day other than a Saturday, Sunday, or other day on which banks in the State of New York are authorized by law to remain closed.
“Commission” means the U.S. Securities and Exchange Commission and any successor agency thereto.
“Common Stock” shall have the meaning assigned to such term in the Warrant Agreement dated as of the date hereof, among the Company, the Trust and Computershare Inc., as warrant agent.
“Eligible Market” means the American Stock Exchange, the New York Stock Exchange, Inc., the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Free Writing Prospectus” means a free writing prospectus, as defined in Rule 405 under the Securities Act.
“Grace” means W. R. Grace & Co.-Conn., a Connecticut corporation.
“Plan of Reorganization” means that certain First Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code of W. R. Grace & Co., et al., the Official Committee of Asbestos Personal Injury Claimants, the Asbestos PI Future Claimants’ Representative, and the Official Committee of Equity Security Holders as Modified Through December 23, 2010, as filed by Grace and certain of its affiliates in their reorganization cases under chapter 11 of the Bankruptcy Code, in the United States Bankruptcy Court for the District of Delaware, and as confirmed by order of that court dated as of January 31, 2011, together with the exhibits and schedules thereto, each as amended, supplemented or otherwise modified from time to time in accordance with its terms.
The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.
“Registration Date” means the fifth Business Day following the Effective Date.
“Registrable Securities” means (i) the Warrants and (ii) the Warrant Shares; provided, however, that such Warrants and Warrant Shares shall constitute Registrable Securities only so long as they have not been sold or otherwise disposed of by the Trust.
“Rule 144” means Rule 144 as promulgated under the Securities Act, as the same may be amended from time to time.
“Securities Act” means the Securities Act of 1933, as amended.
“Suspension Period” means any period during which the Company has exercised its rights to defer the filing or effectiveness of a Shelf Registration Statement pursuant to Section 2(b)(i) or when a Shelf Registration Statement may not be used to effect the resale of Registrable Securities as the result of the Company exercising its rights pursuant to Section 2(b)(ii).
“Warrants” shall mean the warrants to purchase shares of Common Stock issued to the Trust in accordance with the Plan of Reorganization and subject to the terms and conditions of the Warrant Agreement dated as of the date hereof, among the Company, the Trust and Computershare Inc., as warrant agent.
“Warrant Shares” means shares of Common Stock and any other shares of capital stock or other securities of the Company issued or issuable as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise purchased or purchasable upon exercise of the Warrants (and, if the context requires, securities which may thereafter be issued by the Company in respect of any such securities so purchased, by means of any stock splits, stock dividends, recapitalizations, reclassifications or the like).
1.1.    Table of Defined Terms.

Term	Section Number
Claims	Section 11.9
Company	Preamble
Courts	Section 11.9
Lock-Up Period	Section 9(a)
Registration Rights Agreement	Preamble
Required Period	Section 2(a)
Shelf Demand Notice	Section 2(a)
Shelf Registration Statement	Section 2(a)
Shelf Underwritten Demand Notice	Section 4(a)
Trust	Preamble
Underwritten Offering	Section 4(a)

2.    Shelf Registration.
(a)    Subject to Section 2(b):
(i)    Following the Registration Date, the Trust shall have the right to request, by delivery of a written notice to the Company (a “Shelf Demand Notice”), that the Company file a shelf registration statement (which registration statement shall be on Form S-3 under the Securities Act if the Company is eligible to register Registrable Securities on such form and shall be on Form S-1 if the Company is eligible to register Registrable Securities otherwise than on Form S-3) pursuant to Rule 415 under the Securities Act covering all of the Registrable Securities (a “Shelf Registration Statement”) to enable the resale on a delayed or continuous basis of such Registrable Securities; provided, however, that the Trust may not deliver to the Company a Shelf Demand Notice at any time when (1) the Registrable Securities then held by the Trust consist only of Warrant Shares, (2) the Trust has satisfied the Rule 144(d)(1)(ii) one-year holding period applicable to such Warrant Shares following their issuance by the Company to the Trust, (3) the Trust is not an Affiliate of the Company, as determined by the Trust in its reasonable, good faith judgment, and (4) all such Warrant Shares are then capable of being sold by the Trust in a single transaction without restriction under Rule 144.
(ii)    As soon as reasonably practicable but in no event later than fifteen (15) days after receiving a Shelf Demand Notice, the Company shall, subject to Section 3(b)(i), file with the Commission a Shelf Registration Statement on Form S-1 or S-3, as applicable;
(iii)    The Company shall use its commercially reasonable best efforts to cause the Shelf Registration Statement to become effective as expeditiously as possible and to remain effective until the earlier of (x) the time all Registrable Securities subject thereto have been sold and (y) the fifth anniversary of the initial effective time of the Shelf Registration Statement (the “Required Period”), including by filing necessary post-effective amendments and prospectus supplements reasonably required by the Trust; provided, however, that the applicable time period during which the Shelf Registration Statement is to remain effective shall be extended by that number of days equal to the total number of days in all Suspension Periods. In the event that the Shelf Registration Statement may not be used for the offer and sale of Registrable Securities due to the passage of time, the Company shall promptly file a new replacement registration statement (which, once filed, shall constitute a Shelf Registration Statement for purposes of this Registration Rights Agreement) and use its commercially reasonable best efforts to cause the same to become effective as expeditiously as possible and otherwise in accordance with this Registration Rights Agreement.
(b)    Notwithstanding anything to the contrary in Section 2(a):
(i)    The Company shall have the right to defer the filing or the effectiveness of the Shelf Registration Statement for a period ending not more than 60 days after the date on which the Company would otherwise have been required to file the Shelf Registration Statement pursuant to Section 2(a)(ii) by delivery of a written notice to the Trust stating that the Company is exercising its right of deferral under this Section 2(b)(i).
(ii)    The Company shall have the right to prohibit the Trust from selling Registrable Securities pursuant to the Shelf Registration Statement for a period not to exceed 90 consecutive days and 90 days in the aggregate during any 12-month period by delivery of a written notice to the Trust stating that the Company is exercising its sales prohibition right under this Section 2(b)(ii) and demanding that the Trust ceases sales of Registrable Securities under the Shelf Registration Statement; provided, however, that any deferral of the filing or effectiveness of the Shelf Registration Statement resulting from the exercise by the Company of its rights pursuant to Section 2(b)(i) shall be counted towards the 90-day time periods provided in this Section 2(b)(ii) for the first twelve-month period.
(c)    The Company may elect to register in the Shelf Registration Statement any additional shares of Common Stock (including, without limitation, any shares of Common Stock to be distributed in a primary offering made by the Company) so long as the inclusion of such Common Stock by the Company would not be reasonably likely to delay in any material respect the Trust’s ability timely to sell the Registrable Securities pursuant to the Shelf Registration Statement. Such election of the Company, if made, shall be made by the Company giving written notice to the Trust stating (A) that the Company proposes to include additional shares of Common Stock in such Shelf Registration Statement, and (B) the number of shares of Common Stock proposed to be included.
3.    Registration Procedures.
(a)    If and whenever the Company is required by the provisions of Section 2 or Section 4 to effect the registration of Registrable Securities under the Securities Act, the Company, at its expense and as expeditiously as possible shall use its reasonable best efforts to effect such registration and:
(iii)    in accordance with the Securities Act and all applicable rules and regulations promulgated thereunder, prepare and file with the Commission a registration statement with respect to such securities and use its reasonable best efforts to cause such registration statement to become and remain effective as provided herein, and prepare and file with the Commission such amendments and supplements to such registration statement and any prospectus contained therein as may be necessary to keep such registration statement effective and such registration statement and prospectus accurate and complete and to permit the Trust subject to such registration statement to sell such securities, until the earlier of (x) the time all Registrable Securities subject thereto have been sold and (y) the third anniversary of the initial effectiveness thereof, subject to the Company’s rights to delay the effectiveness of the Shelf Registration Statement pursuant to Section 2(b)(ii) and cause the Trust to cease sales under an effective Shelf Registration Statement pursuant to Section 2(b)(ii)); provided, however, that the applicable time period during which the Shelf Registration Statement is to remain effective shall be extended by that number of days equal to the total number of days in all Suspension Periods; and provided further, that in the event that the Shelf Registration may not be used for the offer and sale of Registrable Securities due to the passage of time, the Company shall promptly file a new replacement registration statement (which, once filed, shall constitute a Shelf Registration Statement for purposes of this Registration Rights Agreement) and use its commercially reasonable best efforts to cause the same to become effective as expeditiously as possible and otherwise in accordance with this Registration Rights Agreement;
(iv)    furnish to the Trust such number of copies of the registration statement and each amendment and supplement thereto, preliminary prospectus, final prospectus, prospectus supplement and such other documents as the Trust may reasonably request;
(v)    use its reasonable best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as the Trust may reasonably request, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified;
(vi)    provide a transfer agent and registrar for all securities registered pursuant to this Registration Rights Agreement and provide a CUSIP number for all such securities, in each case not later than the effective date of such registration;
(vii)    upon reasonable notice and at reasonable times during normal business hours, make reasonably available for inspection by a representative of the Trust, one firm of counsel for the Trust, the managing underwriter, if any, participating in any disposition of Registrable Securities and its counsel and any single accountant retained by the Trust or any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause appropriate officers, directors and employees of the Company to make reasonably available for such inspection all such relevant information reasonably requested in writing by them in connection with a Registration Statement as is customary for “due diligence” investigations of the type, nature and extent appropriate for an offering of the type contemplated; provided, that such Entity shall first agree in writing with the Company that any information that is reasonably designated by the Company as confidential at the time of delivery shall be kept confidential by such Entity and such Entity shall not engage in trading any securities of the Company until such material non-public information becomes publicly available, except nothing in such writing shall restrict (A) disclosure of such information if it is required by Law or (ii) sharing information with other underwriters, agents or dealers participating in the disposition of any Registrable Securities, subject to the execution by such other underwriters, agents or deals of reasonable non-disclosure agreements with the Company;
(viii)    notify the Trust, promptly after it shall receive notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a prospectus or supplement to any prospectus relating to a registration statement has been filed;
(ix)    notify the Trust promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;
(x)    prepare and file promptly with the Commission, and promptly notify the Trust of the filing of, such amendments or supplements to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, when any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;
(xi)    in case the Trust is required to deliver a prospectus at a time when the prospectus then in circulation is not in compliance with the Securities Act or the rules and regulations promulgated thereunder, the Company shall use reasonable best efforts to prepare promptly upon request such amendments or supplements to such registration statement and such prospectus as may be necessary in order for such prospectus to comply with the requirements of the Securities Act and such rules and regulations;
(xii)    advise the Trust, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its commercially reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;
(xiii)    list the Registrable Securities (and to maintain such listing during the pendency of the relevant registration period) on any securities exchange on which the securities of the Company of the same class with Registrable Securities are listed or, if no similar securities are then listed on any securities exchange, use commercially reasonable best efforts to cause all such Registrable Securities to be listed on an Eligible Market jointly agreed upon by the Company and the Trust; and
(xiv)    make generally available to its security holders, and to deliver to the Trust, an earnings statement of the Company that will satisfy the provisions of Section 11(a) of the Securities Act covering a period of 12 months beginning after the effective date of such registration statement as soon as reasonably practicable after the completion of such 12-month period
(b)    The Trust, at its expense and as expeditiously as possible, agrees to:
(i)    provide the Company with such information and assistance as reasonably requested by the Company to effect such registration under the Securities Act;
(ii)    keep confidential that the Company has exercised its rights under Section 2 and any other confidential information provided by the Company in connection with this Registration Rights Agreement; and
(iii)    comply with the prospectus delivery requirements and other provisions of the Securities Act and the Exchange Act and the respective rules and regulations promulgated thereunder applicable to the Trust, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering by the Trust of Registrable Securities.
(c)    The Trust acknowledges that it has been advised to consult its own independent securities law counsel regarding the consequences of demanding or requesting registration of Registrable Securities hereunder or being named or not being named as a selling securityholder in the registration statement and related prospectus.
4.    Underwritten Offerings.
(a)    Following the effective date of the Shelf Registration Statement, the Trust shall have the right to request by delivery of a written notice to the Company (a “Shelf Underwritten Demand Notice”) that the Company effect two (2) underwritten offerings of all or a portion of the Registrable Securities included in the Shelf Registration Statement (each an “Underwritten Offering”). Any such Shelf Underwritten Demand Notice must request an underwritten offering of Registrable Securities having an aggregate market value, based on the average per share closing price of the Registrable Securities as reported on the principal exchange or market on which the Common Stock is then traded over the ten (10) consecutive trading days prior to the date of the Shelf Underwritten Demand Notice, of not less than $15,000,000. Any prospectus supplement or other filing with the Commission including a plan or method of distribution of the securities subject to an Underwritten Offering pursuant to this Section 4(a) shall reflect the plan or method of distribution of such securities as shall be designated by the managing underwriter of the offering. The Company shall file with the Commission such amendments to the Shelf Registration Statement and such prospectus supplements or other filings that are necessary in connection with the Underwritten Offering of the Registrable Securities subject to the Shelf Underwritten Demand Notice as promptly as practicable after receipt of such request, subject to Section 2(b). Notwithstanding anything to the contrary herein, the Trust shall not deliver a Shelf Underwritten Demand Notice during the 120-day period following (i) the date of pricing of the prior Underwritten Offering or (ii) the date of termination of the prior Underwritten Offering pursuant to Section 4(f).
(b)    If the Company receives a Shelf Underwritten Demand Notice pursuant to Section 4(a), it shall enter into such agreements (including an underwriting agreement containing representations and warranties and indemnity and contribution provisions of the type made in customary underwriting agreements for an underwritten public offering), in usual and customary form, and take such other actions as may be reasonably requested by the Trust or the managing underwriter to expedite the offer for sale or disposition of the Registrable Securities, and in connection therewith, upon such request and upon the date of closing of any sale of Registrable Securities in such underwritten registration:
(A)    use its reasonable best efforts to obtain opinions of counsel to the Company (such counsel being reasonably satisfactory to the managing underwriter) and updates thereof covering matters customarily covered in opinions of counsel in connection with underwritten offerings, addressed to the Trust and the managing underwriter, in each case which opinion and updates thereof shall each state that it is being delivered at the request of the Company and solely in order to assist the Trust and the managing underwriter in establishing a “due diligence” defense;
(B)    use its reasonable best efforts to obtain customary “comfort” letters from the independent certified public accountants of the Company (to the extent deliverable in accordance with their professional standards) addressed to the Trust (to the extent consistent with Statement on Auditing Standards No. 100 of the American Institute of Certified Public Accountants) and the managing underwriter, in customary form and covering matters of the type customarily covered in “comfort” letters in connection with underwritten offerings; and
(C)    provide officers’ certificates and other customary closing documents customarily delivered in connection with underwritten offerings reasonably requested by the managing underwriter;
provided, that the Company shall only be required to comply with this Section 4(b) in connection with two (2) Underwritten Offerings.
(c)    No securities to be sold for the account of any Entity (including the Company) other than the Trust shall be included in an Underwritten Offering pursuant to this Section 4 if the managing underwriter of the Underwritten Offering relating thereto advises the Trust that the total amount of Registrable Securities requested to be registered, together with such other securities that the Company and any other stockholders propose to include in such offering, is such as to adversely affect the successful marketing (including the pricing) of the securities included in such offering, in which case the Company shall include in such registration all Registrable Securities requested to be included therein, up to the full amount that, in the view of such managing underwriter can be sold without adversely affecting the success of such offering, before including any securities of any Entity (including the Company) other than the Trust.
(d)    The Trust shall in its reasonable discretion and with the consent of the Company (which consent shall not be unreasonably withheld) select an investment banking firm of national standing to be the managing underwriter for any Underwritten Offering.
(e)    If so requested (pursuant to a timely written notice) by the managing underwriter for the Underwritten Offering relating thereto, the Company shall not effect any underwritten public sale or distribution of any securities for its own account or the account of any Entity not a party hereto that are the same as, or similar to, the Registrable Securities, or any securities convertible into, or exchangeable or exercisable for, any securities of the Company that are the same as, or similar to, the Registrable Securities, during the 15-day period prior to, and during the 60-day period after the date of pricing of the Underwritten Offering.
(f)    Notwithstanding the foregoing provisions of this Section 4, no request for the Company to effect an Underwritten Offering pursuant to this Section 4 will count for the purposes of determining the number of such underwritten offerings if (i) the Shelf Registration Statement relating to such request is not declared effective with one hundred eighty (180) days of the date such Shelf Registration Statement is first filed with the Commission (other than as a result of any action or inaction by the Trust, including any refusal by the Trust to proceed or provide any required information for inclusion therein) and the Trust withdraws its request prior to such Shelf Registration Statement being declared effective, (ii) prior to the sale of at least 90% of the Registrable Securities included in the applicable registration relating to such request, such registration is adversely affected by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason (other than any reason caused by or primarily caused by the Trust) and the Company fails to have such stop order, injunction or other order or requirement removed, withdrawn or resolved to the Trust’s reasonable satisfaction within thirty (30) days of the date of such order, (iii) any condition or conditions to closing specified in the underwriting agreement or purchase agreement entered into in connection with the registration relating to such request and solely with the control of the Company are not satisfied or (iv) the Trust determines in its reasonable, good faith judgment to withdraw an outstanding Shelf Underwritten Demand Notice due to market conditions; provided, that only one (1) withdrawal pursuant to this clause (iv) shall be excluded in determining the number of underwritten offerings. In addition, if the Company postpones the filing of a Shelf Registration Statement pursuant to Section 2(b)(i) following a request for such filing made by the Trust pursuant to Section 4(a), the Trust will be entitled to withdraw a request for the filing of such Shelf Registration Statement and in such event such registration request will not count for the purpose of determining the number of underwritten offerings which the Company must effect pursuant to Section 4.
(g)    If (i) the Shelf Registration Statement cease to be effective at any time during the Required Period, (ii) there are Registrable Securities outstanding and (iii) the Company proposes to register (including for this purpose a registration effected by the Company for holders of capital stock other than the Trust) any of its stock under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan or a transaction covered by Rule 145 under the Securities Act, a registration in which the only stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered, or any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give the Trust written notice of such registration. Upon the written request of the Trust given within twenty (20) days after the Trust’s receipt of such notice, subject to Section 4(h), the Company shall cause to be registered under the Securities Act all of the Registrable Securities that the Trust has requested to be registered.
(h)    In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under Section 4(g) to include any of the Registrable Securities in such underwriting unless the Trust accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other Entities entitled to select the underwriters), and then only in such quantity as the underwriters determine in their reasonable judgment will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by holders of capital stock to be included in such offering exceeds the amount of securities to be sold other than by the Company that the underwriters determine in their reasonable judgment is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their reasonable judgment will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling security holders according to the total amount of securities entitled to be included therein owned by each selling security holder or in such other proportions as shall mutually be agreed to by such selling security holders) but in no event shall (i) the amount of securities of the Trust included in the offering be reduced below 25% of the total amount of securities included in such offering or (ii) a greater number of securities from any security holder of the Company other than the Trust be included if any Registrable Securities are excluded.
(i)    Notwithstanding anything to the contrary herein, the Company shall have no obligation to effect more than two (2) Underwritten Offerings.
5.    Expenses. In connection with the filing of any registration statement under this Registration Rights Agreement and the sale of Registrable Securities pursuant thereto, the Company shall pay for and bear all (i) registration, filing and New York Stock Exchange listing and other fees, listing and other fees of any other securities exchange upon which securities similar to the Registrable Securities are listed, fees and disbursements of printers, counsel and accountants for the Company and (ii) all legal fees and disbursements and other expenses of the Company complying with foreign, state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified and (iii) the expenses incurred by the Company (but not the Trust) in connection with any “road show” undertaken as part of an Underwritten Offering. For the avoidance of doubt, the Trust shall pay for all its own expenses, including fees and expenses of any counsel retained by it.
6.    Indemnification.
(a)    The Company hereby agrees to indemnify and hold harmless the Trust and each of the Trust’s trustees, officers, employees, legal counsel and accountants, and each Entity which controls the Trust within the meaning of the Securities Act, from and against, and agrees to reimburse the Trust, its trustees, officers, employees, legal counsel and accountants and such controlling Entities with respect to, any and all claims, actions (actual or threatened), investigations, proceedings, demands, losses, damages, liabilities, costs and expenses (including all costs of appearing as a witness in any claim, challenge, action, investigation or proceeding) to which the Trust, trustees, legal counsel and accountants may become subject under the Securities Act or otherwise, insofar as such claims, actions, investigations, proceedings, demands, losses, damages, liabilities, costs or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in a registration statement covering Registrable Securities, any prospectus related thereto (preliminary or final), any Free Writing Prospectus related thereto or any amendment or supplement thereto, (ii) the omission or alleged omission to state therein a material fact necessary to make the statements therein (in the case of a prospectus or Free Writing Prospectus, in light of the circumstances under which they were made) not misleading or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering and sale covered by such registration statement; provided, however, that the Company will not be liable to any such Entity to the extent that any such claim, action, investigation, proceeding, demand, loss, damage, liability, cost or expense is caused by an untrue statement or alleged untrue statement or omission or alleged omission of material fact so made in strict conformity with written information furnished by the Trust, its trustees, legal counsel and accountants, specifically for use in the preparation thereof. Such indemnification shall remain in full force and effect regardless of any investigation made by or on behalf of the Trust.
(b)    The Trust hereby agrees to indemnify and hold harmless the Company, its officers, directors, legal counsel and accountants and each Entity who controls the Company within the meaning of the Securities Act, from and against, and agrees to reimburse the Company, its officers, directors, employees, legal counsel, accountants and controlling Entity with respect to, any and all claims, actions, demands, losses, investigations, proceedings, damages, liabilities, costs or expenses to which the Company, its officers, directors, employees, legal counsel, accountants or such controlling Entity may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, investigations, proceedings, damages, liabilities, costs or expenses arise out of or are based upon (i) any untrue or alleged untrue statement of any material fact contained in a registration statement covering Registrable Securities, any prospectus (preliminary or final) related thereto, any Free Writing Prospectus related thereto or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus or Free Writing Prospectus, in light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by the Trust specifically for use in the preparation thereof; provided, however, that the indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any such loss, claim, investigation, proceeding, damage, liability or action if such settlement is effected without the consent of the Trust, which consent shall not be unreasonably withheld or delayed; provided, further, that the total amounts payable in indemnity by the Trust under this Section 6(b) shall not exceed the net proceeds received by the Trust in the registered sale out of which such claim, action, investigation, proceeding, demand, loss, damage, liability, cost, or expense arises.
(c)    Promptly after receipt by a party indemnified pursuant to the provisions of Section 6(a) or Section 6(b) of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim therefore is to be made against the indemnifying party pursuant to the provisions of Section 6(a) or Section 6(b), notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to an indemnified party otherwise than under this Section 6 and shall not relieve the indemnifying party from liability under this Section 6 unless such indemnifying party is actually and materially prejudiced by such omission. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying parties similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from, conflict with or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties). Upon the permitted assumption by the indemnifying party of the defense of such action, and approval by the indemnified party of counsel, the indemnifying party shall not be liable to such indemnified party under Section 6(a) or Section 6(b) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof (other than reasonable costs of investigation) unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time, (iii) the indemnifying party and its counsel do not actively and vigorously pursue the defense of such action, or (iv) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party shall be liable to an indemnified party for any settlement of any action or claim without the consent of the indemnifying party and no indemnifying party may unreasonably withhold consent to any such settlement. No indemnifying party will consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to the indemnified party of a release from all liability with respect to such claim or litigation.
(d)    If the indemnification provided for in Section 6(a) or Section 6(b) is held by a court of competent jurisdiction to be unavailable to a party to be indemnified with respect to any claims, actions, demands, losses, damages, liabilities, costs or expenses referred to therein, then each indemnifying party under any such subsection, in lieu of indemnifying such indemnified party thereunder, hereby agrees to contribute to the amount paid or payable by such indemnified party as a result of such claims, actions, investigations, proceedings, demands, losses, damages, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such claims, actions, investigations, proceedings, demands, losses, damages, liabilities, costs or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount the Trust shall be obligated to contribute pursuant to this Section 6(d) shall be limited to an amount equal to the per share sale price multiplied by the number of shares of Registrable Securities sold by the Trust pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which the Trust has otherwise been required to pay in respect of such claim, action, investigation, proceeding, demand, loss, damage, liability, cost or expense or any substantially similar claim, action, demand, loss, damage, liability, cost or expense arising from the sale of such Registrable Securities).
(e)    No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution hereunder from any person who was not guilty of such fraudulent misrepresentation.
(f)    The obligations of the Company and the Trust under this Section 6 shall survive the completion of any offering of Registrable Securities in a registration statement and termination of this Registration Rights Agreement.
7.    Stockholder Information.
The Company may request the Trust to furnish the Company with such information with respect to the Trust and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection therewith, and the Trust agrees to promptly furnish the Company with such information.
8.    Forms.
All references in this Registration Rights Agreement to particular forms of registration statements are intended to include, and shall be deemed to include, references to all successor forms which are intended to replace, or to apply to similar transactions as, the forms herein referenced.
9.    Agreements.
(a)    The Trust agrees in connection with any registration of any securities for the account of the Company or any other person that, upon the request of the Company for a period beginning on a date not earlier than five (5) Business Days prior to the date of pricing of any such registration and ending not later than 90 days after the date of such pricing (the “Lock-Up Period”), it shall not directly or indirectly (i) offer, pledge; sell, contract to sell, grant any options for the sale of, seek the redemption of or otherwise transfer or dispose of (including pursuant to a registration statement) any shares of Common Stock (or securities exchangeable or exercisable for any shares of Common Stock) or Warrants, (ii) enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the shares of Common Stock or Warrants held by it, whether any such aforementioned transaction is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise, or (iii) publicly disclose the intention to make any such offer, sale, pledge, transfer or disposition, or to enter into any such transaction, swap, hedge or other arrangement.
(b)    The Trust represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on it behalf or use or refer to, any Free Writing Prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of the Common Stock without the prior express written consent of the Company. The Company represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or use or refer to, any Free Writing Prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of the Common Stock without the prior express written consent of the Trust in connection with any registration which is effected pursuant to this Registration Rights Agreement.
(c)    The Trust agrees to cease selling Registrable Securities pursuant to the Shelf Registration Statement if an event under Section 2(b)(ii) or Section 3(a)(ix) or Section 3(a)(xi) shall occur.
(d)    The Company agrees that nothing in this Registration Rights Agreement shall prohibit the Trust, at any time and from time to time, from selling or otherwise transferring Registrable Securities pursuant to a private placement or other transaction which is not registered pursuant to the Securities Act. To the extent requested by the Trust, the Company shall take all commercially reasonable steps necessary to assist and cooperate with the Trust to facilitate such sale or transfer.
10.    Transfer of Registration Rights.
The rights to cause the Company to register securities granted to the Trust pursuant to this Registration Rights Agreement may not be transferred or assigned to any other Entity.
11.    Miscellaneous.
11.1.    Waivers and Amendments.
(a)    With the written consent of the Trust, the obligations of the Company and the rights of the Trust under this Registration Rights Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and with such consent the Company may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Registration Rights Agreement or of any supplemental agreement or modifying in any manner the rights and obligations hereunder of the Trust and the Company.
(b)    Neither this Registration Rights Agreement nor any provision hereof may be changed, waived, discharged or terminated orally or by course of dealing, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. Specifically, but without limiting the generality of the foregoing, the failure of any party hereunder at any time or times to require performance of any provision hereof by the Company shall in no manner affect the right of such party at a later time to enforce the same. No waiver by any party of the breach of any term or provision contained in this Registration Rights Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Registration Rights Agreement.
11.2.    Rights of the Trust. The Trust shall have the absolute right to exercise or refrain from exercising any right or rights which the Trust may have by reason of this Registration Rights Agreement or any Registrable Security, including the right to consent to the waiver of any obligation of the Company under this Registration Rights Agreement and to enter into an agreement with the Company for the purpose of modifying this Registration Rights Agreement or any agreement effecting any such modification. The Company shall reimburse the Trust for all documented out-of-pocket costs and expenses arising out of, or incurred by the Trust in connection with, any successful action or proceeding brought against the Company by the Trust to enforce any provision in this Registration Rights Agreement
11.3.    Notices. All notices required or permitted under this Registration Rights Agreement must be in writing and will be deemed to be delivered and received (i) if personally delivered or if delivered by the United States Postal Service, facsimile or courier service, when actually received by the party to whom notice is sent or (ii) with respect to parties located other than within the United States, if deposited with the United States Postal Service (whether actually received or not), at the close of business on the seventh Business Day after the day when placed in the mail, postage prepaid, certified or registered with return receipt requested, addressed to the appropriate party or parties, at the address of such party or parties set forth below (or at such other address as such party may designate by written notice to all other parties in accordance with this Section 11.3):

If to the Company: W. R. Grace & Co. 7500 Grace Drive Columbia, MD 21044 Attn: Corporate Secretary Facsimile: (410) 531-4545	With copies, which shall not constitute notice, to:	Kirkland & Ellis LLP 300 North LaSalle Chicago, IL 60654 Attn: Adam C. Paul Facsimile: (312) 862-2200
If to the Trust: B. Thomas Florence Executive Director WRG Asbestos PI Trust C/O ARPC 1220 19th Street NW, Suite 700 Washington, DC 20036 Facsimile: (202) 797-3619 t.florence@arpc.com	With copies, which shall not constitute notice, to:
James C. Melville
Kaplan, Strangis and Kaplan, P.A.
5500 Wells Fargo Center
Minneapolis, MN 55402
Facsimile: (612) 375-1143
jcm@kskpa.com

and

Edward E. Steiner
Keating Muething &
Klekamp PLL
One East Fourth Street, Suite 1400
Cincinnati, OH 45202
Facsimile: (513) 579-6457
esteiner@kmklaw.com

and

Marla Rosoff Eskin
Campbell & Levine, LLC
222 Delaware Avenue, Suite 1620
Wilmington, DE 19801
Facsimile: (302) 426-9947
meskin@camlev.com

and

Philip E. Milch
Campbell & Levine, LLC
1700 Grant Building
Pittsburgh, PA 15219
Facsimile: (412) 261-5066
pem@camlev.com

11.4.    Severability. Whenever possible, each provision of this Registration Rights Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Registration Rights Agreement by any party hereto is held to be invalid, void, voidable, illegal or unenforceable in any respect under any applicable Law in any jurisdiction, such event will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, or the obligations of any other party to this Registration Rights Agreement, and this Registration Rights Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, void, voidable, illegal, unenforceable or rejected provision had never been contained herein. The parties hereto further agree to use commercially reasonable efforts to replace such invalid, void, voidable, illegal, unenforceable or rejected provision of this Registration Rights Agreement with a an effective, valid and enforceable provision which will achieve, to the fullest extent possible, the economic, business and other purposes of the invalid, void, voidable, illegal, unenforceable or rejected provision.
11.5.    Specific Performance. Each of the parties hereto acknowledges and agrees that, in the event of any breach of, or any failure to perform, any specific provision of this Registration Rights Agreement, the non-breaching party would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto (a) shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to compel specific performance of any specific provision of this Registration Rights Agreement or to obtain injunctive relief to prevent breaches of any specific provision of this Registration Rights Agreement exclusively in the Courts, (b) shall waive, in any action for specific performance or injunctive relief, the defense of the adequacy of a remedy at law, and (c) shall waive any requirement for the securing or posting of any bond in connection with the obtaining of any such specific performance or injunctive relief. Any party’s pursuit of specific performance or injunctive relief at any time will not be deemed an election of remedies or waiver of the right to pursue any other right or remedy to which such party may be entitled, including the right to pursue remedies for liabilities or damages incurred or suffered by such party.
11.6.    No Third Party Beneficiaries. Subject to Section 6, there are no third party beneficiaries of this Registration Rights Agreement and nothing in this Registration Rights Agreement, express or implied, is intended to confer on any Entity other than the parties hereto and their respective successors, and assigns, any rights, remedies, obligations or liabilities.
11.7.    Headings. The headings of the sections, subsections and paragraphs of this Registration Rights Agreement have been inserted for convenience of reference only and do not constitute a part of this Registration Rights Agreement.
11.8.    Choice of Law. It is the intention of the parties that the internal substantive laws, and not the laws of conflicts, of the State of New York should govern the enforceability and validity of this Registration Rights Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.
11.9.    Jurisdiction. With respect to claims, suits, actions, proceedings, and other disputes arising out of, in respect of or relating to this Registration Rights Agreement (such claims, suits, actions, proceedings, and other disputes, the “Claims”), each of the parties to this Registration Rights Agreement hereby irrevocably submits to the jurisdiction of the United States Bankruptcy Court for the District of Delaware or the United States District Court for the
District of Delaware, or, if neither of such are permitted under applicable law to exercise jurisdiction with respect to the matter in question, then to the jurisdiction of any other federal or state court in the state, county and city of New York, New York (the “Courts”) and each of the parties to this Registration Rights Agreement agrees that any and all Claims may be brought, heard and determined in such courts.
11.10.    Venue. Each of the parties to this Registration Rights Agreement agrees that venue shall be proper if determined pursuant to Section 11.9 and hereby waives any objection or defense which it may now or hereafter have to the laying of venue in such courts, including any of the foregoing based upon the doctrine of forum non conveniens. Each of the parties hereto hereby agrees that all process which may be or be required to be served in respect of any Claim (including any pleading, summons or other paper initiating any such Claim) may be served upon it, which service shall be sufficient for all purposes, in the manner for the provision of notice under this Registration Rights Agreement and shall be deemed in every respect effective service of process upon such party when so given.
11.11.    No Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS REGISTRATION RIGHTS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS REGISTRATION RIGHTS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PROVISION.
11.12.    Counterparts. This Registration Rights Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts (including by facsimile or portable document (.pdf)), with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.
11.13.    Reports Under the Exchange Act. In order to provide the Trust the use of Section 2, and so long as there are Registrable Securities outstanding, the Company will (i) file the reports required to be filed by it pursuant to the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, (ii) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, (iii) will take such further action as the Trust may reasonably request, all to the extent required from time to time to enable the Trust to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 or Rule 144A under the Securities Act, as such rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission, and (iv) take such other actions required by the Company’s transfer agent to consummate any issuance and sale of Registrable Securities in accordance with such Rule 144 or Rule 144A. Upon the request of the Trust, the Company will deliver to the Trust a written statement as to whether it has complied with such reporting and information requirements and, to the extent available, with a copy of the most recent annual or quarterly report of the Company., and such other reports and documents of the Company as the Trust may reasonably request in availing itself of any rule or regulation of the Commission allowing a holder to sell securities without registration only if such report is not available at www.sec.gov or on the Company’s website.
11.14.    Entire Agreement/Effectiveness.
This Registration Rights Agreement, together with the Warrant Agreement and the Warrants, the Plan of Reorganization and the Confirmation Order, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Company and the Trust in respect of the subject matter contained herein, and supersedes, preempts and terminates all other prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent relating thereto.
11.15. Other Remedies.
Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy shall not preclude the exercise of any other.
[Signature page follows]

REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE
IN WITNESS WHEREOF, the parties hereto, intending to be bound by the terms of this agreement, have caused this Registration Rights Agreement to be executed by its duly authorized officer as of the date first above written.
W. R. Grace & Co.
By:     /s/MARK A. SHELNITZ
Name: Mark A. Shelnitz
Title: Vice President, General Counsel and Secretary
WRG Asbestos PI Trust
By:    /s/LEWIS R. SIFFORD
Name: Lewis R. Sifford
Title: Trustee
By:    /s/HARRY HUGE
Name: Harry Huge
Title: Trustee
By:    /s/DEAN M. TRAFELET
Name: Dean M. Trafelet
Title: Trustee

KE 27746609